UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

April 24, 2012

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Director Compensation Review

On April 24, 2012, the Nominating and Governance Committee (the “Committee”) of the Board of Directors of The PNC Financial Services Group, Inc. (“PNC” or the “Corporation”) met and conducted its annual review of compensation for the Board’s non-employee directors.

In undertaking this annual review, the Committee’s primary objectives were to confirm that the director compensation program continued to align business and shareholder interests, to evaluate the competitiveness of the program relative to PNC’s peer group, and to identify and respond to changes in director compensation in light of the competitive environment.

Following deliberation and discussion, the Committee approved:

•

A grant of 1,830 deferred stock units to each non-employee director on April 24, 2012. This grant reflected the Committee’s desire to provide both cash and equity-based compensation to non-employee directors. The stock unit grants were made under the PNC Outside Directors Deferred Stock Unit Plan. Each deferred stock unit tracks the price of a share of PNC common stock, which helps to align the interests of our directors and long-term shareholders. The directors will receive the cash value of the units, calculated using the PNC stock price, at the time of payout.

The Committee made no other changes to the compensation program for non-employee directors.

Item 5.02(c) Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 24, 2012, the Board elected William S. Demchak president of PNC and of its principal banking subsidiary, PNC Bank, National Association. Mr. Demchak had been senior vice chairman of PNC since 2009 and since 2010 has held supervisory responsibility for all PNC businesses.

The information required by Items 401(b), (d) and (e) and 404(a) of Regulation S-K is incorporated by reference to PNC’s proxy statement for its 2012 annual meeting of shareholders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of shareholders of PNC was held on April 24, 2012 for the purpose of considering and acting upon the following matters:

(1)	The election of 15 directors to serve until the next annual meeting and until their successors are elected and qualified;

(2)	The ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2012; and

(3)	An advisory vote to approve named executive officer compensation.

The final voting results for each proposal, as certified by the judge of election for the annual meeting, are described below. Fractional shares have been rounded up to the nearest whole number. For beneficial owners holding PNC shares at a bank or brokerage institution, a “broker non-vote” occurred if the owner failed to give voting instructions, and the bank or broker was otherwise restricted under NYSE regulations from voting on the owner’s behalf.

(1)	Fifteen directors were elected and the aggregate votes cast for or against, as well as the abstentions and broker non-votes, were as follows:

Aggregate Votes
Nominee	For	Percentage	Against	Percentage	Abstain	Broker Non-Votes
Richard O. Berndt	407,689,084	98.86%	4,697,576	1.14%	698,655	42,261,115
Charles E. Bunch	395,305,817	95.85%	17,098,238	4.15%	681,260	42,261,115
Paul W. Chellgren	395,568,781	96.04%	16,316,851	3.96%	1,199,683	42,261,115
Kay Coles James	403,788,848	97.90%	8,658,336	2.10%	638,131	42,261,115
Richard B. Kelson	397,378,325	96.47%	14,545,032	3.53%	1,161,958	42,261,115
Bruce C. Lindsay	401,999,459	97.59%	9,911,853	2.41%	1,174,003	42,261,115
Anthony A. Massaro	407,154,826	98.84%	4,777,581	1.16%	1,152,908	42,261,115
Jane G. Pepper	404,082,251	98.08%	7,914,405	1.92%	1,088,659	42,261,115
James E. Rohr	359,273,282	87.11%	53,169,867	12.89%	642,166	42,261,115
Donald J. Shepard	407,707,887	98.87%	4,674,890	1.13%	702,538	42,261,115
Lorene K. Steffes	402,672,208	97.75%	9,286,751	2.25%	1,126,356	42,261,115
Dennis F. Strigl	396,927,299	96.36%	14,996,143	3.64%	1,161,873	42,261,115
Thomas J. Usher	394,465,827	95.76%	17,476,491	4.24%	1,142,997	42,261,115
George H. Walls, Jr.	407,932,818	98.92%	4,467,211	1.08%	685,286	42,261,115
Helge H. Wehmeier	402,306,191	97.66%	9,649,183	2.34%	1,129,941	42,261,115

(2)	The Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2012 was approved and the aggregate votes cast for or against and the abstentions were as follows:

Aggregate Votes
For	Percentage	Against	Percentage	Abstain
453,209,411	99.69%	1,428,135	0.31%	708,884

(3)	The advisory resolution on executive compensation was approved and the aggregate votes cast for and against, as well as the abstentions and broker non-votes, were as follows:

Aggregate Votes
For	Percentage	Against	Percentage	Abstain	Broker Non-Votes
396,349,713	96.60%	13,939,970	3.40%	2,795,632	42,261,115

With respect to all of the preceding matters, holders of our common and voting preferred stock voted together as a single class. The following table sets forth, as of the January 31, 2012 record date, the number of shares of each class or series of stock that were issued and outstanding and entitled to vote, the voting power per share, and the aggregate voting power of each class or series:

Title of Class or Series	Voting Rights Per Share	Number of Shares Entitled to Vote	Aggregate Voting Power
Common Stock	1	527,416,569	527,416,569
$1.80 Cumulative Convertible Preferred Stock - Series B	8	1,031	8,248

Total possible votes			527,424,817	*

*	Represents greatest number of votes possible. Actual aggregate voting power was less since each holder of voting preferred stock was entitled to a number of votes equal to the number of full shares of common stock into which such holder’s preferred stock was convertible.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: April 27, 2012	By:	/s/ Gregory H. Kozich
		Name:	Gregory H. Kozich
		Title:	Senior Vice President and Controller